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                                                                      EXHIBIT 4



                      FOURTH AMENDMENT TO CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Fourth Amendment"), dated as of October 8, 1999, is entered into among GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation ("Borrower"), the banks listed on the signature pages hereof (collectively, "Lenders"), and BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.), as Administrative Lender (in said capacity, "Administrative Lender").

                                   BACKGROUND

         A. Borrower, Lenders and Administrative Lender are parties to that certain Credit Agreement, dated as of August 19, 1997, as amended by that certain First Amendment to Credit Agreement, dated as of September 30, 1997, that certain Second Amendment to Credit Agreement, dated as of March 24, 1998, and that certain Third Amendment to Credit Agreement, dated as of March 22, 1999, but effective as of December 31, 1998 (said Credit Agreement, as amended, the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

         B. Borrower, Lenders and Administrative Lender desire to amend the Credit Agreement and waive an anticipated Event of Default that would occur pursuant to (a) Section 4.5 of the Credit Agreement as a result of the CBS Stock Transaction (as defined in Section 1(a) of this Fourth Amendment) and (b)
Section 4.3 of the Credit Agreement as a result of exceeding the permitted Capital Expenditures for the 1999 fiscal year.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower, Lenders and Administrative Lender covenant and agree as follows:

         1. AMENDMENTS TO CREDIT AGREEMENT.

         (a) The defined term "CBS Stock Transaction" is hereby added to Section
1.1 of the Credit Agreement in proper alphabetical order to read as follows:

             "CBS Stock Transaction" means the acquisition by CBS of KTVT in exchange for CBS preferred stock which is convertible into 10,141,691 shares of CBS common stock, among other consideration, which will occur on or about October 12, 1999.

         (b) Section 4.4 of the Credit Agreement is hereby amended to read as follows:





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             "4.4 Net Worth. Borrower shall not permit Net Worth to be less than an amount equal to the sum of (i) 90% of Net Worth on December 31, 1997, plus (ii) 50% of the cumulative Net Income from and including January 1, 1998 (but excluding from the calculation of cumulative Net Income (a) the effect, if any, of any fiscal quarter (or any portion of a fiscal quarter not yet ended) for which Net Income was a negative number and (b) the amount of any gain incurred as a result of the CBS Stock Transaction), plus (iii) 75% of the Net Proceeds received by Borrower or any of its Subsidiaries from any Equity Issuance occurring on and after January 1, 1998, plus (iv) any increase in stockholders' equity of Borrower pursuant to the conversion or exchange of preferred Capital Stock of Borrower into common Capital Stock of Borrower, plus
         (v) an amount equal to 75% of the net worth of any Person that becomes a Subsidiary of Borrower or substantially all of the assets of which are acquired by Borrower or any of its Subsidiaries to the extent the purchase price therefor is paid in Capital Stock of Borrower or any of its Subsidiaries, plus (vi) an amount equal to the gain incurred by the Borrower as a result of the CBS Stock Transaction."

         2. WAIVER. Subject to satisfaction of the conditions of effectiveness set forth in Section 4 of this Fourth Amendment and the termination of the waiver as provided herein, the Lenders hereby waive the anticipated Event of Default with respect to (a) Section 4.5 of the Credit Agreement which would occur as a result of the CBS Stock Transaction and (b) Section 4.3 of the Credit Agreement which would occur as a result of exceeding the permitted Capital Expenditures for the fiscal year 1999. The waiver provided herein does not affect any other covenant or provision of the Credit Agreement. The waiver provided in this Section 2 shall terminate automatically without any action by the Administrative Lender, the Lenders or any other Person and be of no further force or effect upon the earliest to occur of (a) February 4, 2000, (b) the sale, disposition, pledge or other encumbrance, or the agreement to sell, dispose or pledge or otherwise encumber, of all or any of the capital stock acquired by the Borrower in the CBS Stock Transaction (or any stock obtained in exchange or conversion of such stock), (c) the making by the Borrower and its Subsidiaries of additional Investments after October 12, 1999 (excluding any appreciation of Investments existing on October 12, 1999) in an aggregate amount in excess of $20,000,000, or (d) a determination that the aggregate Capital Expenditures for fiscal year 1999 are in excess of $125,000,000. Upon the termination of the waiver, and notwithstanding anything in the Credit Agreement to the contrary, an Event of Default shall automatically occur under the Credit Agreement whether or not the Borrower is in compliance with Section 4.5 of the Credit Agreement at such time.

         3. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, Borrower represents and warrants that after giving effect to the amendments contemplated by the foregoing Section 1 and the waiver contemplated by the foregoing Section 2:

         (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as though made on and as of such



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date, except to the extent that any such representation or warranty relates expressly to a specified date or is no longer correct because of a change in circumstances permitted by the Loan Documents;

         (b) no event has occurred and is continuing which constitutes a Default or Event of Default;

         (c) Borrower has full power and authority to execute and deliver this Fourth Amendment and the Credit Agreement, as amended hereby, and this Fourth Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

         (d) neither the execution, delivery and performance of this Fourth Amendment or the Credit Agreement, as amended by this Fourth Amendment, will contravene or conflict with any Law to which Borrower or any of its Subsidiaries is subject or any indenture, agreement or other instrument to which Borrower or any of its Subsidiaries or any of their respective property is subject; and

         (e) no authorization, approval, consent, or other action by, notice to, or filing with, any Tribunal or other Person, is required for the execution, delivery or performance by Borrower of this Fourth Amendment or the acknowledgment of this Fourth Amendment by any Guarantor.

         4. CONDITIONS OF EFFECTIVENESS. This Fourth Amendment shall be effective as of October 8, 1999, subject to the following:

         (a) Administrative Lender shall have received counterparts of this Fourth Amendment executed by Determining Lenders;

         (b) Administrative Lender shall have received counterparts of this Fourth Amendment executed by Borrower and acknowledged by each Guarantor; and

         (c) Administrative Lender shall have received, in form and substance satisfactory to Administrative Lender and its counsel, such other documents, certificates and instruments as Administrative Lender reasonably shall require.

         5. GUARANTOR ACKNOWLEDGMENT. By signing below, each of the Guarantors
(i) acknowledges, consents and agrees to the execution and delivery of this Fourth Amendment, (ii) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Fourth Amendment or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under its Guaranty,



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and (iv) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

         6. REFERENCE TO THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of this Fourth Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as amended or modified by this Fourth Amendment.

         (b) The Credit Agreement, as amended or modified by this Fourth Amendment, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         7. COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and expenses of the Administrative Lender in connection with the preparation, reproduction, execution and delivery of this Fourth Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Lender with respect thereto and with respect to advising the Lenders as to their rights and responsibilities under the Credit Agreement, as amended by this Fourth Amendment).

         8. EXECUTION IN COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         9. GOVERNING LAW: BINDING EFFECT. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon Borrower and each Lender and their respective successors and assigns.

         10. HEADINGS. Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purpose.

         11. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FOURTH AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
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         IN WITNESS WHEREOF, the parties hereto have executed this Fourth
Amendment to be effective as of the date first above written.

                                       GAYLORD ENTERTAINMENT COMPANY


                                       By: /s/ Joseph B. Crace
                                           -------------------------------------
                                           Name: Joseph B. Crace
                                           Title: Executive Vice President
                                                  Chief Operating Officer
                                                  Chief Financial Officer




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                                       BANK OF AMERICA, N.A., as a
                                       Lender, Swing Line Bank,
                                       Issuing Bank and as
                                       Administrative Lender


                                       By: /s/ Suzanne B. Smith
                                           -------------------------------------
                                           Name: Suzanne B. Smith
                                           Title: Principal





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                                       THE BANK OF NEW YORK


                                       By: /s/ Cynthia L. Rogers
                                           -------------------------------------
                                           Name: Cynthia L. Rogers
                                           Title: Vice President






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                                       SUNTRUST BANK, NASHVILLE, N.A.


                                       By: /s/ Tracy L. Elliott
                                           -------------------------------------
                                           Name: Tracy L. Elliott
                                           Title: Senior Vice President





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                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By: /s/ Robert Ivosevich
                                           -------------------------------------
                                           Name: Robert Ivosevich
                                           Title: Senior Vice President





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                                       WELLS FARGO BANK (TEXAS), NATIONAL
                                       ASSOCIATION


                                       By: /s/ Craig T. Scheef
                                           -------------------------------------
                                           Name: Craig T. Scheef
                                           Title: Vice President





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                                       FIRST UNION NATIONAL BANK


                                       By: /s/ Carol S. Geraghty
                                           -------------------------------------
                                           Name: Carol S. Geraghty
                                           Title: Vice President





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                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                       ATLANTA AGENCY


                                       By: /s/ Minami Miura
                                           -------------------------------------
                                           Name: Minami Miura
                                           Title: Vice President





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                                       COMERICA BANK


                                       By: /s/ Kristine L. Vigliotti
                                           -------------------------------------
                                           Name: Kristine L. Vigliotti
                                           Title: Assistant Vice President






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                                       GENERAL ELECTRIC CAPITAL CORPORATION


                                       By: /s/ Karl Kieffer
                                           -------------------------------------
                                           Name: Karl Kieffer
                                           Title: Duly Authorized Signatory





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                                       THE BANK OF NOVA SCOTIA


                                       By: /s/ Vincent J. Fitzgerald, Jr.
                                           -------------------------------------
                                           Name: Vincent J. Fitzgerald, Jr.
                                           Title: Authorized Signatory





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                                       WACHOVIA BANK, N.A.


                                       By: /s/ Kenneth Washington
                                           -------------------------------------
                                           Name: Kenneth Washington
                                           Title: Vice President





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                                       BANK ONE, OKLAHOMA, NATIONAL
                                       ASSOCIATION


                                       By: /s/ Audrey J. Strutman
                                           -------------------------------------
                                           Name: Audrey J. Strutman
                                           Title: Senior Vice President





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ACKNOWLEDGED AND AGREED:



IDEA ENTERTAINMENT, INC.

By: /s/ Joseph B. Crace
    -------------------------------------
    Name: Joseph B. Crace
    Title: Vice President



GAYLORD BROADCASTING COMPANY, L.P.

By: Gaylord Communications, Inc.,
    its General Partner


By: /s/ Joseph B. Crace
    -------------------------------------
    Name: Joseph B. Crace
    Title: Vice President



OPRYLAND ATTRACTIONS, INC.


By: /s/ Joseph B. Crace
    -------------------------------------
    Name: Joseph B. Crace
    Title: Vice President



OLH, G.P.

By: Opryland Hospitality, Inc.


By: /s/ Joseph B. Crace
    -------------------------------------
    Name: Joseph B. Crace
    Title: Vice President



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ACUFF-ROSE MUSIC PUBLISHING, INC.
(formerly known as OPRYLAND MUSIC
GROUP, INC.)


By: /s/ Joseph B. Crace
    -------------------------------------
    Name: Joseph B. Crace
    Title: Vice President





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